EXHIBIT 10.10

5-30-00

LEASE

THIS LEASE, made and entered into as of the 31st day of May, 2000, by and between Washington Square Green Bay LLC, 660 W. Washington Avenue, Suite 303, Madison, Wisconsin 53703, (hereinafter referred to as the "Lessor"), and Green Bay Financial Corporation (hereinafter referred to as the "Lessee").

WITNESSETH:

WHEREAS, the Lessor has the legal right to lease the parcel of land and building located at 118 South Washington Street, Green Bay, Wisconsin, 54301, (hereinafter referred as the "Property"); and,

WHEREAS, Lessee wishes to lease premises consisting of approximately 7,150 square feet, more or less, located on the first floor of the Property, all as outlined on the floor plans marked as Exhibit "A", attached hereto and incorporated herein by reference (the "Leased Premises");

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Lessee does hereby take and hire from Lessor and does hereby covenant, promise, and agree as follows:

1)  LEASED PREMISES: The Lessor does hereby demise and lease to the Lessee and the Lessee leases and takes from the Lessor, subject to the conditions of this Lease, that part of the Property defined above as the "Leased Premises", together with non-exclusive rights, in common with such others as Lessor shall solely determine, of ingress and egress through all common entrances and exits now existing or from time to time hereafter established by Lessor.

Lessee acknowledges that Lessor requires the consent of Green Bay Title & Abstract, Inc. to modification of the condominium plan to relocate certain common areas. Lessor shall have three (3) days after approval of Lessee's plans and specifications for the Internal Improvements to provide the required consent to any amendment of the condominium documents to accommodate Lessee's plans for the Interior Improvements. If Lessor does not provide Lessee with a copy of such consent within such three (3) days or if Lessor is otherwise unable to accommodate approved plans and specifications of Lessee, Lessee, at Lessee's option, may declare this Lease null and void and Lessor shall reimburse Lessee for all costs and fees incurred by Lessee in the preparation of all of the plans and specifications for the Interior Improvements.

2)  TERM AND RIGHT TO RENEW: The term of this Lease shall be for be for five (5) years commencing on September 1, 2000. This date shall be hereinafter referred to as the "Occupancy Date". Lessee shall have two (2) options to renew this Lease for additional term of three (3) years each. Said option shall be deemed exercised if Lessee gives Lessor written notice of its election to renew this Lease on or before one hundred eighty (180) days prior to the expiration of the original or extended lease term. Said lease renewal shall be on the same terms and conditions as are set forth herein. Base Rent for the renewal terms shall be as set forth in Exhibit "B", attached hereto and incorporated herein by reference. The term Lease Year shall be defined as a period of twelve (12) consecutive calendar months commencing on the Occupancy Date.

Upon execution of this Lease, Lessee and its designated architects, contractors, materialmen and any other persons reasonably required to make the Interior Improvements as defined herein shall be allowed access to the premises.

3)  ACCEPTANCE OF PREMISES: The execution hereof by the Lessee shall constitute an acceptance of the Leased Premises and an acknowledgement by the Lessee that the Leased Premises are in the condition provided for under this Lease and are acceptable to Lessee. This paragraph shall not be construed so as to relieve the Lessor from his obligation to repair and maintain in accordance with paragraph (7)(b) below.

4)  RENT AND SECURITY DEPOSIT: The Lessee will pay the Lessor the Rent and Security Deposit set forth in Exhibit "B", attached hereto and incorporated herein by reference, and any additional rent described in this Lease, at the dates and times prescribed. The obligation to pay rent shall commence on the Occupancy Date. All other rental payments to the Lessor shall be made in advance on the first day of each month.

5)  INSURANCE AND INDEMNITY:

As additional rent:

i)  Insurance and Indemnity:

a)  Lessee shall procure and maintain policies of liability insurance, at its own cost and expense, throughout the term of this Lease, insuring Lessor and Lessee from all claims, demands or actions made by or on behalf of any person or persons, firm or corporation and arising from, related to or connected with the Leased Premises, for bodily injury to or personal injury to or death of any person, or more than one person, or for damage to property in an amount of not less than $1,000,000.00 combined single limit per occurrence. Said insurance shall be written on an "occurrence" basis and not a "claims made" basis. If at any time during the term of this Lease, Lessee owns or rents more than one location, its liability policy shall contain an endorsement to the effect that the aggregate limit in the policy shall apply separately to each location owned or rented by Lessee. Said insurance shall also fully cover the indemnity set forth in subparagraph (e) below. Lessor shall provide liability insurance in amounts at least equal as those required of the Lessee and the Lessor shall maintain in force casualty insurance providing replacement value coverage for physical damage to the Building for incidences not required to be covered by Lessee's insurance.

b)  The Lessee agrees to notify the Lessor in writing if it is unable to procure all or some part of the insurance, and if the Lessor shall procure such insurance, then the Lessee will, within three (3) days after receiving written notice, pay the Lessor the amount of the premiums paid.

c)  All policies of insurance provided for or contemplated by this paragraph shall name the Lessor and the Lessee as insureds or additional insureds, as their respective interests may appear. In addition, all of such policies shall contain endorsements by the respective insurance companies waiving all rights of subrogation, if any, against the Lessor. Said policies shall further provide that they are not cancelable except upon thirty (30) days written notice to Lessor. On or before Lessee occupies the Leased Premises, Lessee shall provide Lessor the endorsements evidencing the coverage required of Lessee hereunder.

d)  If Lessee, with express written permission of Lessor, occupies all or any part of the Leased premises prior to the Occupancy Date, Lessee's obligations hereunder shall commence as of said date, and all terms, covenants and conditions of this Lease, except with respect to payment of Base Rent, shall be deemed in full force and effect as of said date.

e)  The Lessee shall defend, indemnify, and hold the Lessor harmless against any and all claims, damages and lawsuits arising after the execution hereof, and any orders, decrees or judgments which may be entered therein, brought for damages or alleged damages resulting from any injury to person or property or from loss of life sustained in or about the Leased Premises of whatever nature, caused by, or resulting from any act, omission or negligence of the Lessee or any employee or agent of the Lessee. In addition, the Lessee agrees to save the Lessor harmless from, and indemnify the Lessor against, any and all injury, loss, or damage, including any reasonable attorney fees incurred by Lessor in connection with any such matter or claim for injury, loss or damage, of whatever nature, to any person or property caused by, or resulting from any act, omission or negligence of the Lessee or any employee or agent of the Lessee. In addition, the Lessee hereby releases the Lessor from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties except in cases of Lessors negligence. In addition, the Lessor shall be exempt from any and all liability for any damage or, injury to persons or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said building or from any damage or injury resulting or arising from any cause or happening, except in cases of Lessors negligence.

6)  SUBLEASING OR ASSIGNMENT: The Lessee may sublease, sell, assign, or transfer the whole or any part of its interest in this Lease or the Leased Premises to a service business other than retail food and beverage vending business with the prior written consent of the Lessor, which consent Lessor shall not unreasonably withhold. Specifically, without limitation, Lessee may assign this Lease to Nicolet National Bank. Lessor will not allow a sublease, sale, assignment or transfer to an adult entertainment type business including but not limited to an adult bookstore and/or pornographic video retailer. Lessee shall not permit any interest in the Leased Premises to be transferred by law or otherwise.

7)  REPAIRS AND MAINTENANCE:

a)  Lessee covenants and agrees to keep and maintain in good order, condition and repair the interior of the Leased Premises during the term of the Lease, and further agrees that the Lessor shall be under no obligation to make any repairs or perform any maintenance to the interior of the Leased Premises unless specifically provided for herein or unless such repairs or maintenance are necessitated by the negligent acts of Lessor. The Lessee covenants and agrees that it shall be responsible for janitorial service and window cleaning to the Leased Premises of such frequency as may be required to maintain the interior of the Leased Premises and the interior and exterior glass in a neat and clean condition. Lessee shall be responsible for maintenance and repair of non-structural interior walls, plate glass (including display windows), ceiling, and any trade fixtures or other personal property, Interior Improvements (as defined in paragraph (22) below) mechanical equipment which Lessee installs or, has as part of the final finish, placed in the Leased Premises. Lessee, if not in default under this Lease, may upon termination hereof remove all of Lessee's trade fixtures, personal property and equipment from the Leased Premises provided that Lessee repairs any damage caused by such removal and restores the Leased Premises to the condition existing as of the date said items were installed in the Leased Premises. Upon termination of this Lease for any reason, Lessee shall not remove any Interior Improvements, as that term is defined in paragraph (22) below. All such Interior Improvements shall remain to and for the benefit of the Lessor, and Lessor shall be deemed to own said Interior Improvements free and clear of all liens and encumbrances effective on the date this Lease terminates. Failure to remove any property which Lessee is obligated or entitled to remove upon termination hereof on or before thirty (30) days after termination of this Lease shall be conclusive evidence of abandonment of said property by Lessee and title to the same shall immediately vest in Lessor.

b)  Lessor agrees to be responsible for maintenance and repair of all structural components of the Property and the common areas of the Property.

c)  If the Lessee refuses or neglects to commence or complete repairs required of Lessee under Paragraph (7)(a) above, promptly and adequately, the Lessor may, but shall not be required to, do so and the Lessee shall pay the cost thereof to Lessor upon demand as additional rent, provided such repairs are consistent with the nature and quality of the damaged item(s). The Lessee further covenants and agrees that Lessee shall not permit material alterations of or upon any part of the Leased Premises except by and with the prior written consent of the Lessor. Any permitted alterations and additions to the Leased Premises shall be made in accordance with all applicable laws, codes and ordinances, and shall remain for the benefit of the Lessor except as otherwise provided for in this Lease or in said written consent; and the Lessee further agrees, in the event of making such alterations as herein provided, to indemnify and save harmless the Lessor from all expense, liens, claims or damages to either persons or property or the Leased Premises arising out of or resulting from the undertaking or making of said alterations or additions, except to the extent they result from the acts or omissions of Lessor, and to allow no liens or other encumbrances to be placed against said Leased Premises as a result thereof.

8)  TAXES: Lessor shall be responsible for the prompt payment of all real estate taxes in regard to the Leased Premises and any special assessments or other charges assessed against the Leased Premises for which the owner of the real estate would otherwise be liable. Lessee shall promptly pay all personal property taxes attributable to the personal property and trade fixtures of Lessee and shall pay all sales taxes that may be assessed in the conduct of Lessee's business.

9)  COMPLIANCE WITH LAWS AND REGULATIONS: The Lessee will comply with all statutes, ordinances, rules, order, regulations and requirements of all federal, state, city and local governments, and with all rules, orders, and regulations of the applicable Board of Fire Underwriters.

10) SIGNS: The Lessee shall have the right, at Lessee's sole cost and expense, to install and maintain a sign advertising the Lessee's business. Any sign shall conform to the Lessor's Sign Criteria and shall be properly permitted by all governmental entities having jurisdiction. The exact size, design, configuration and location of the sign shall be subject to Lessor's prior written approval, which approval shall not be unreasonably withheld.

11) SUBORDINATION:

a)  The Lessor reserves the right and privilege to subject and subordinate this Lease at all times to the lien of any mortgage or mortgages, or other security interest, now or hereafter placed upon the Lessor's interest in the Leased Premises and on the land and buildings of which the Leased Premises are a part, and to any and all advances to be made under such mortgages, and all renewals, modifications, extensions, consolidations and replacements thereof provided that, notwithstanding such subordination, as long as Lessee is in compliance with the terms of this Lease, Lessee shall have the right to the quiet enjoyment of the Premises and the full benefits of this Lease for the initial term and any renewal thereof.

b)  The subordination provision contained in this paragraph shall be self-operative, and no other instrument shall be required hereunder. However, the Lessee covenants and agrees to execute and deliver, upon demand, such further instrument or instruments subordinating this Lease on the foregoing basis to the lien of any such mortgage or mortgages as shall be desired by the Lessor and hereby irrevocably appoints Lessor the attorney-in-fact of Lessee to execute and deliver such instrument or instruments for and in the name of the Lessee, in the event Lessee shall fail to execute such instrument or instruments within ten (10) days after written notice, to so do in Lessee's place and stead.

12) CONDEMNATION OR EMINENT DOMAIN:

a)  In the event that all of the Leased Premises shall be condemned or taken by eminent domain by any authority having the right of eminent domain, or if purchased by such authority in lieu of condemnation of said Leased Premises, then the term of this Lease shall cease and terminate as of the date title vests in the condemnor and all rentals shall be paid up to that date, and the Lessee shall have no claim against the Lessor for the value of any unexpired term of the Lease but Lessee shall be entitled to the portion of the condemnation award attributed to the leasehold improvements.

b)  In the event part of the Leased Premises shall be taken by eminent domain by any authority having the right of eminent domain, or if purchased by such authority in lieu of condemnation of said Leased Premises, and such purchase or taking shall, in the reasonably exercised opinion of Lessor and Lessee, render the remainder of the Leased Premises unsuitable for the business of the Lessee, then the term of this Lease shall cease and terminate at the same time and in the same manner as if the entire Leased Premises had been taken, and the Lessee shall have no claim against the Lessor for the value of any unexpired term of the Lease but Lessee shall be entitled to the portion of the condemnation award attributed to the leasehold improvements.

c)  In the event a partial taking of the Leased Premises does not render the remainder of the Leased Premises unsuitable, in the reasonably exercised opinion of the Lessor and the Lessee, for the business of the Lessee, this Lease shall continue in force subject only to a reasonable adjustment of rental for the portion taken which adjustment shall not be less than the pro-rata amount of the rent based on the ratio between the total original square footage and the square footage taken.

d)  In the event that the Lessee and the Lessor cannot agree on whether the Leased Premises has been rendered unsuitable by a partial taking or on what constitutes a reasonable adjustment of rental, as required by subparagraph (c), the amount of such adjustment shall be determined by arbitration according to the Wisconsin Arbitration Act. The arbitrator's decision and award of a dispute and/or controversy shall be in writing and shall be final and binding on the Lessee and Lessor, and the decision of the arbitrator shall be deemed to be a judgment and/or decree and may be entered as such in any court of competent jurisdiction. Green Bay, Wisconsin shall be the place of any arbitration proceeding held hereunder.

13) RIGHT TO INSPECT: The Lessor reserves the right to enter upon, inspect and examine the Leased premises at any time, upon reasonable notification to Lessee of not fewer than 24 hours, and the Lessee agrees, within one hundred twenty (120) days of the termination of the Lease, to allow the Lessor access to the Leased Premises to show the premises and to place a 3 feet by 4 feet "For Rent" signs on the Leased Premises which shall not unreasonably obstruct the Lessee's storefront appearance.

14) DESTRUCTION OF PREMISES:

a)  If, during the term of this Lease, the Leased Premises or the Property is totally or partially destroyed by fire or the elements, so as to render the Leased Premises wholly unfit for occupancy, or makes it impossible to conduct the business of the Lessee thereon, and if the Leased Premises cannot be repaired within ninety (90) days from the date of the damage, or if Lessor decides, within a reasonable time, not to exceed thirty (30) days, not to rebuild, then the Lessee or the Lessor shall have the right to terminate this Lease from the date of such damage or destruction by giving the other party written notice. Upon the giving of such notice, the Lessee shall immediately surrender the Leased premises and all interest therein to the Lessor, and in case of any such termination, the Lessor may re-enter and repossess the Leased Premises discharged of this Lease, and may dispossess all parties then in possession thereof, provided, however, that Lessee shall have a period of thirty (30) days from termination to remove all personal property/trade fixtures from the Leased Premises. In the event the Leased Premises shall be repaired, restored and rebuilt by Lessor at its own sole cost and expense, within ninety (90) days from the date of destruction, then all rents payable by the Lessee shall be terminated during the period of repair and restoration. In no event shall the Lessor be required to repair, rebuild and restore the Leased Premises at a cost greater than the net proceeds of monies received from any insurance policy or policies covering such loss or damages. The Lessor shall repair the Leased Premises with all reasonable speed, and the rents shall recommence on the date that the repairs are completed and the Lessor has given five days prior written notice to Lessee that the Premises are again fit for occupancy.

b)  If the damage does not render the Leased Premises unfit for occupancy, then the Lessor agrees that the damage shall be repaired as soon as practicable and in that case, the Lessee shall pay pro-rata rent during the repair period. All repairs resulting from fire or the elements shall be paid for by the Lessor out of any insurance proceeds received. All improvements placed by the Lessee on the Leased Premises shall, however, in any event, be repaired and replaced by the Lessee at Lessee's own expense and not at the expense of the Lessor.

15) DEFAULT AND REMEDIES:

a)  Acts of Default of Lessee: Each of the following shall be deemed a default by the Lessee and a breach of this Lease:

1)  Failure to pay any of the rent or additional rent herein reserved, or any party thereof, for a period of ten (10) days after written notice.

2)  Failure to do, observe, keep and perform any term, covenant, condition, agreement or provision in this Lease to be done, observed, kept and performed by the Lessee (except concerning the payment of rent or additional rent) for a period of ten (10) days after written notice, unless such default cannot be cured within 10 days and Lessee is making a diligent additional 60 days.

3)  The abandonment of the Leased Premises by the Lessee.

4)  The filing by the Lessee of a petition for any relief under Chapter 7 or Chapter 11 of the Bankruptcy Act of the United States, as amended, or any other provisions of such act, or the filing by Lessee or a petition for relief under any State bankruptcy, receivership, or any insolvency statute, or the making by the Lessee of any assignment for the benefit or its creditors, or any appointment of a receiver or trustee for the Lessee for all or part of this property, or the taking by execution of any of the Lessee's rights hereunder shall at the sole discretion of the Lessor forthwith render this Lease null and void. Upon the happening of any of the events set forth in this subparagraph, Lessor shall have the right without notice to forthwith terminate all of the Lessee's interest herein.

b)  Acts of Default of Lessor: The following shall be deemed a default by the Lessor and a breach of this Lease:

1)  The failure of Lessor to observe, keep or perform any term, covenant, agreement or provision in this Lease to be done, reserved, kept and performed by the Lessor for a period of ten (10) days after written notice from Lessee, provided, however, that if a cure cannot be accomplished within thirty days and Lessor has diligently attempted to cure within such thirty days, Lessor shall have a reasonable time to accomplish such cure but shall not exceed an additional sixty days.

c)  Remedies: Upon the happening of any of the acts of default set forth above, which acts remain uncured after expiration of the time periods provided for above, the Lessor or Lessee, as appropriate, shall have the right to elect any one or more of such remedies as may be allowed by applicable law.

16) TRADE FIXTURES: The Lessee shall furnish and pay for any and all equipment, furniture, trade fixtures and signs to be used in or installed upon the Premises and the same shall at all times remain the property of Lessee.

17) LIENS: The Lessee shall not do or cause anything to be done whereby the Leased Premises may be encumbered by any mechanic's or other liens. Whenever and as often as any mechanic's or other lien is filed against said Leased Premises purporting to be for labor or materials furnished or to be furnished to the Lessee, the Lessee shall remove the lien by payment or by bonding with a surety company authorized to do business in the State of Wisconsin, within ten (10) days from the date of the filing of said mechanic's or other lien and delivery of notice thereof to the Lessee of the Lessee's obligation under this Lease. Should the Lessee fail to take the foregoing steps within said period, then the Lessor shall have the right, among other things, to pay said lien without inquiring into the validity thereof, and the Lessee shall forthwith reimburse the Lessor for without inquiring into the validity thereof, and the Lessee shall forthwith reimburse the Lessor for the total expense incurred by it in discharging said lien as additional rent hereunder.

18) NO WAIVER BY LESSOR EXCEPT IN WRITING: No agreement to accept a surrender of the Leased Premises shall be valid unless in writing signed by the Lessor. The delivery of keys to any employee of the Lessor or the Lessor's agents shall not operate as a termination of the Lease or a surrender of the Leased Premises. The failure of the Lessor to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease, or of any rule or regulation, shall not prevent a subsequent act, which would have originally constituted a violation, from constituting a violation or act of default hereunder. No payment by the Lessee or receipt by the Lessor of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check nor any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and the Lessor may accept such check or payment without prejudice to the Lessor's right to recover the balance of such rent or pursue any other remedy provided in this Lease. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.

19) BREACH - PAYMENT OF COSTS AND ATTORNEYS' FEES: Each party agrees to pay and discharge all reasonable costs and reasonable attorneys' fees and expenses that shall be incurred by the other party in enforcing the covenants, conditions and terms of this Lease, including, in the case of the Lessor, the costs of reletting.

20) WAIVER OF SUBROGATION: Nothing in this Lease shall be construed so as to authorize or permit any insurer of Lessee to be subrogated to any right of Lessee against Lessor arising out of this Lease. Lessee hereby releases Lessor to the extent of any perils to be insured against by Lessee under the terms of this Lease, whether or not such insurance has actually been secured, and to the extent of its insurance coverage for any loss or damage caused by any such casualty, unless such incidents shall be brought about by the fault or negligence of Lessor. Lessee shall endeavor to obtain appropriate waivers of subrogation from its insurance carrier giving affect to this paragraph.

21) UTILITIES; USE OF PREMISES:

a)  Lessee agrees to provide and pay for water, sewer, gas and electric utility services attributable to Lessee's use and occupancy of the Leased Premises. With respect to electric utility services, Lessee's obligation to pay for the same shall extend to charges payable under the following meters, which at the time of execution of this Lease are separately billed to Lessee: electric meter number __________. With respect to gas utility services, Lessee's obligation to pay for the same shall extend to charges payable under the following meters, which at the time of execution of this Lease are separately billed to Lessee: gas meter number ________. Lessee shall pay water and sewer utility services on a proration of the bills for such services calculated on the ratio of the square footage of the Leased Premises to the square footage of the total first floor commercial space in the building in which the Leased Premises are located.

b)  Lessee agrees to operate and use the Leased Premises as professional office space for a Bank. Lessee shall conduct its business in the Leased Premises in full compliance with all applicable laws, rules, ordinances and regulations, and shall conduct its business in such a way so as not to disturb any other tenants of the Property.

c)  Notwithstanding anything else set forth in this Lease, Lessor, and its employees, agents or contractors, shall have the unlimited right to enter the Leased Premises without prior notice, twenty-four (24) hours per day, for the purpose of access to the Leased Premises, for emergencies, without the same constituting a breach or violation of this Lease or applicable law.

22) LESSEE'S IMPROVEMENTS; LESSOR'S IMPROVEMENTS:

a)  Lessee may undertake, at Lessee's sole cost and expense, improvements to the Leased Premises (the "Interior Improvements"), and shall undertake and complete all other additional work necessary for the opening of Lessee's business in the Leased Premises, provided Lessee first procures the advance written consent of Lessor to all Interior Improvements, which shall not be unreasonably withheld. Lessor shall give its approval or indicate that it is withholding approval of the plans and specifications no later than seven (7) days after submission of the plans and specifications to Lessor by Lessee. All Interior Improvements shall be evidenced by written plans and specifications, a complete copy of which shall be provided to Lessor as a precondition to Lessor's approval. In addition, Lessee shall pay for all design and construction costs incurred to alter the current common areas and Lessors leasing office to fit Lessee's final space layout and Lessor's requirement for an additional exit to Washington Street provided such costs are incurred as a result of the construction according to Lessee's plans and specifications for the Interior Improvements.

If Lessor withholds its consent to any of the planned improvements by Lessee, Lessor shall within three (3) days of submission to Lessor of the planned plans and specifications for the planned improvements identify all aspects of the planned improvements to which it objects, and, at Lessee's option, Lessor and Lessee shall within ten (10) days of Lessor's rejection of the improvements participate in an arbitration hearing to resolve the disputed issues as identified by Lessor. Lessor and Lessee shall agree on an arbitrator, and, if they cannot agree, each shall select one arbitrator and those two arbitrators shall select a third arbitrator, and the three arbitrators shall together render a decision on the disputed issues which shall be binding on Lessor and Lessee. Alternatively, if Lessee in good faith submits two sets of plans and specifications which differ in material aspects and Lessor withholds its consent to both sets of plans and specifications, Lessee may declare this Lease terminated with no further liability under this Lease.

b)  All of Lessee's or Lessor's improvements shall be performed in full compliance with all applicable laws, rules, ordinances and regulations and in a good workmanlike manner. All of Lessee's improvements shall be subject to paragraph (16), above, relating to mechanic and materialmen liens.

23) MISCELLANEOUS PROVISIONS:

a)  Unless otherwise required by law, all written notices shall be delivered by certified United States mail or the equivalent to the Lessee at 110 South Washington Street, Green Bay, Wisconsin, 54301 or to Lessor at c/o The Alexander Company, Inc., 660 West Washington Ave., #303, Madison, Wisconsin, 53703. The Lessor and the Lessee may, from time to time, change these addresses by notifying each other of any change in writing as per this section.

b)  The terms, condition and covenants contained in this Lease and any riders and Plans attached hereto shall bind and inure to the benefit of the Lessor and the Lessee and their respective successors, heirs, and assigns.

c)  This Lease shall be governed by and construed under the laws of the State of Wisconsin.

d)  In the event that any provision of this Lease shall be held invalid or unenforceable, no other provision of this Lease shall be affected by such holding, and all of the remaining provisions of this Lease shall continue in full force and effect pursuant to the terms hereof.

e)  The paragraph captions are inserted only for convenience and reference, and are not intended, in any way, to define, limit, or describe the scope, intent and language of this Lease or its provisions.

f)  This Lease contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties or their respective successors in interest.

g)  This Lease may be executed in any number of counterparts with the same effect as if all parties executed a single instrument.

h)  FDIC Clause: Notwithstanding any other provisions contained in this Lease, in the event (a) Tenant or its successors or assignees shall become insolvent or bankrupt, or if it or their interest under this Lease shall be levied upon or sold under execution or other legal any depository institution supervisory authority ("Authority"), Landlord may, in either such event, terminate this Lease only with the concurrence of any receiver or liquidator appointed by such Authority, provided, that in the event this Lease is terminated by the receiver or liquidator, the maximum claim of Landlord for rent, damages or indemnity for injury resulting from the termination, rejection or abandonment of the unexpired Lease shall be by law no greater than an amount equal to all accrued and unpaid rent to the date of termination.

i)  Parking. Lessor shall provide Lessee at no additional cost eight (8) surface parking stalls located adjacent and immediately west of the Leased Premises and exclusively dedicated to the customers of Lessee during the hours of 7:30 a.m. to 5:30 p.m. Monday through Friday with appropriate signage indicating the same. In addition, Lessor shall provide to Lessee ten (10) underground parking stalls at an additional cost of $20.00 per month for each such stall. Annual increases for such parking stalls shall be no more than $1.00 per month. In addition, Lessor shall provide Lessee ten (10) underground parking stalls at no additional charge for as long as Lessor has not received a bona fide offer to lease the same. If Lessor receives a bona fide offer to lease any of the ten (10) free underground parking stalls from a person or entity other than a tenant or condominium owner of the building within which the Leased Premises are located, Lessor shall offer to lease each of the affected parking stalls to Lessee at the then current market rate for such stalls and, in any event, no more than Lessor was to have charged the offering party for such parking stall(s). Lessee shall have a period of ten (10) days to advise Lessor of its exercise of its right of first refusal as to such parking stalls. If Lessee exercises its right of first refusal, lease payments for the affected parking stall(s) shall commence on the first day of the next month in which rent would be due under this Lease.

If the aggregate number of parking stalls available to Lessee at any time proves insufficient for Lessee's needs, Lessor shall mark each parking stall for which Lessee is paying rent "Reserved for Nicolet National Bank" and shall police such parking spaces to ensure the exclusive use of such parking spaces for the benefit of Lessee provided that such period of exclusivity shall be between the hours of 7:30 a.m. and 5:30 p.m. Monday through Friday. For purposes of this Lease, the underground parking stalls used by Lessee shall be considered to be insufficient if three (3) days during any monthly period employees of Lessee are unable to locate parking stalls within the underground parking facility beneath the Leased Premises.

For each underground parking stall, Lessee shall pay a one time $50.00 fee for each automatic door opener for access to the underground parking. If any of the underground parking stalls are surrendered by Lessee hereunder before termination of the Lease because of Lessor's rental of the same to third parties, Lessor shall refund the door opener fee for each stall so surrendered.

j)  Lessee shall be allowed to install an Automated Teller Machine and a Night Depository Drop-Box as per Lessee's plans and specifications provided their installation does not adversely affect the structural integrity of the Building.

k)  Termination for Lack of Federal Approval. The obligation of Lessee to be bound for the full term of this Lease is conditioned on Lessee obtaining all necessary approvals to operate as a national bank. Immediately upon approval by Lessor of Lessee's plans and specifications for the Interior Improvements, Lessee shall be allowed to make the Interior Improvements and take all other action necessary to ready the Premises for occupancy during the pendency of Lessee's approvals. If Lessee has not received all necessary approvals for its application to operate as a national bank by November 1, 2000, Lessee may declare this Lease terminated, provided, however, (a) that all Interior Improvements Lessee has caused to be made to the Premises shall be deemed abandoned and shall become the sole property of Lessor, free and clear of any liens or encumbrances created or arising out of any request for labor or materials or any other act of Lessee, and Lessee shall indemnify and hold harmless Lessee of and from any and all such lien claims and (b) Lessee shall be responsible for rents that have accrued to the date of termination. Lessee shall promptly pursue all necessary approvals for it to operate as a national bank. This paragraph shall not be constructed to relieve Lessee of any liability Lessee may have for personal injury or property damage arising out of the negligence of Lessee or any of Lessee's agents or contractors in regard to their activities upon the Premises.

IN WITNESS WHEREOF, the Lessor and Lessee have respectively signed and sealed this Lease of the day and year first above written.

LESSOR

WASHINGTON SQUARE GREEN BAY, LLC

/s/ Randall P. Alexander

---------------------------------

By:  Randall P. Alexander

Its: Managing Member

LESSEE

GREEN BAY FINANCIAL CORPORATION

/s/ Michael E. Daniels

--------------------------------

By:  Michael E. Daniels

Its: Executive Vice President

EXHIBIT A

[SCHEMATIC OF LEASED PREMISES]

EXHIBIT"B"

DATE OF LEASE:

May 31, 2000

ADDRESS OF LEASED PREMISES:

110 South Washington Street,

Green Bay, WI

LESSOR:

Washington Square Green Bay LLC

LESSEE:

Green Bay Financial Corporation

BASE RENT:

$ 9.75 per square foot of Premises per year for the first lease year paid in equal monthly installments of $5,809.38 with the first payment due upon September 1, 2000. Base Rent shall increase 4.0% per year during the original and extended term(s) of the Lease.

SECURITY DEPOSIT:

Lessee shall pay a Security Deposit equal to one months rent upon Lease signing.

LEASE AMENDMENT #1

The Lease made and entered into as of the 31st day of May, 2000, by and between Washington Square Green Bay LLC, hereinafter referred to as the "Lessor' and Green Bay Financial Corporation, hereinafter referred to as "Lessee" is amended as follows:

PAGE 1 SECOND "WHEREAS" IS AMENDED AS FOLLOWS:

". . .lease premises consisting of approximately 7,574 square feet (See attached Exhibit A) . . . ".

SECTION 21) UTILITIES; USE OF PREMISES IS AMENDED AS FOLLOWS:

". . .Electric Meter Numbers are 179898 and 187042. . . "

". . .Gas Meter Numbers are 318818 and 318819. . . "

SECTION 22) LESSEE'S IMPROVEMENTS; LESSOR'S IMPROVEMENTS AT THE END OF THE FIRST PARAGRAPH IN SUBSECTION A), ADD THE FOLLOWING:

". . . Lessee agrees to pay the following Lessors' costs of providing the Premises, upon of the execution of this amendment:

A&A Fire and Security (Door Intercom)

=

$ 2,887.50

A&A Fire and Security (Cameras)

=

$ 3,931.10

Urban Resources Architectural Design

=

$ 1,080.00

Mau & Associates (Condo document revisions)

=

$    227.50

STS Consultants (Engineering services)

=

$    135.00

Total:

$ 8,261.10

     . . ."

SECTION 23).  SUBSECTION K) TERMINATION FOR LACK OF FEDERAL APPROVAL. "DELETE THIS SUBSECTION".

EXHIBIT A:   REPLACE EXHIBIT A WITH THE ATTACHED AMENDED EXHIBIT A

EXHIBIT B:   REPLACE EXHIBIT B WITH THE ATTACHED AMENDED EXHIBIT B

The original Lease, dated May 31, 2000 shall remain in full force and effect, except as amended above.

*LESSOR*

WASHINGTON SQUARE GREEN BAY LLC

By:

/s/ Randall P. Alexander

3-22-01

Randall P. Alexander, Managing Member

Date

*Lessee*

GREEN BAY FINANCIAL CORPORATION

By:

/s/ Michael E. Daniels

3/7/01

Michael E. Daniels

Date

By:

/s/ Robert B. Atwell

3/7/01

Robert B. Atwell

Date

2

AGREEMENT TO AVAILABILITY OF LEASE

Agreement made this 30th day of November, 2001, by and between Development Associates, LLC (d/b/a Port Plaza Mall), a Wisconsin limited liability company, of Green Bay, Wisconsin (hereinafter referred to as the "Lessor") and Nicolet National Bank, a Wisconsin corporation, of Green Bay, Wisconsin, (hereinafter referred to as the "Lessee").

WITNESSETH:

1.

In the event of a disaster (commonly defined as natural disaster,   terrorism, act of war, civil unrest, fire, etc.) that renders the lessee's   principal business facility (located at 110 South Washington Street, Green   Bay, WI) incapable of normal operations, the lessor agrees to provide space   in the Port Plaza Mall which will act as a back-up location for the   resumption of business operations of the lessee.

Rent, location of space, length of occupancy, and other terms will be negotiated as part of an Agreement of Lease in the event of a declaration of disaster by the lessee at its principal business facility.

Lessee understands that availability of space is not guaranteed and will regularly keep in contact with the lessor to determine if alternate locations need to be sought to accomplish their business resumption objectives.

2.

As an act of good faith, lessor agrees to immediately provide enough space for the storage of two 55 gallon containers which will hold various basic provisions (tools, supplies, etc.) to be used in the event the lessee needs to execute their business resumption plan. Specifically, these containers would contain such items as batteries, flashlights, basic tools, radios, first aid kits, water, office supplies, blank bank documents, and a copy of the lessee's business resumption plan.

3.

Lessor also agrees to allow lessee to perform a business resumption test on an annual basis to insure the lessee's ability to use lessor's facility as a viable business resumption location. Tests performed will be non-intrusive and invisible from other tenants located in the lessor's facility (Port Plaza Mall).

4.

TERM: The term of this agreement shall be (5) five years commencing on December 1, 2001 and ending on midnight, November 30, 2006.

5.

TERMINATION: Lessor or Lessee reserve the right to cancel this agreement for whatever reason at any time during the term noted above.

6.

CONSTRUCTION: The terms and conditions of this agreement shall be construed in accordance with the laws of the State of Wisconsin.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

LESSOR:

DEVELOPMENT ASSOCIATES, LLC

By:  /s/ Russell J. DeMille

     Russell J. DeMille, Managing Member

LESSEE:

NICOLET NATIONAL BANK

By:  /s/ Thomas L. Jensen

     Thomas L. Jensen, Vice President

2

SECOND AMENDMENT OF LEASE

This Second Amendment is attached to and incorporated into the "Lease Agreement" entered into the 31st day of May 2000 by and between WASHINGTON SQUARE GREEN BAY LLC - C/O MANAGEMENT AGENT OAKBROOK CORPORATION, 2 SCIENCE COURT, MADISON, WI 53711 (hereinafter referred to as "Lessor") as Landlord and GREEN BAY FINANCIAL CORPORATION D\B\A NICOLET NATIONAL BANK (hereinafter referred to as "Lessee"), as Tenant. To the extent that the terms of this Second Amendment conflict with or contradict the terms and conditions of the Lease Agreement to which it is attached, the terms of this Second Amendment shall supersede and control. All other provisions of said Lease shall remain the same and shall continue in full force and effect.

This Addendum hereby adds 1,137 square feet to Lessee's existing 7,574 square feet, for a total leased square footage of 8,71 1 square feet. Lessee agrees to accept the 1,137 square feet in "AS IS" condition. Lessee will be responsible for all tenant improvement costs and related expenses associated with the added space. All improvements completed shall be done in a workmanlike manner, and meet all state, city and local codes. Lessor shall have the right to approve or deny all improvement plans and approval shall not be unreasonably withheld. This agreement is contingent upon the subject space's existing occupant agreeing to terminate and vacate the subject space on or before April 30th, 2002. Lessor and Lessee agree that the leased premise is 8,711 sq. ft. for the purposes of this agreement.

1.  Term. This lease shall begin the 1st day of May 2002 and end on the 31st day of August 2005.

2.  Rent. Figures Are Stated In Monthly Rates

BASE RENT FROM

8,711 SQ. FT.

(11) STALLS

(1) STORAGE

05/01/2002 to 08/31/2002

$7,361

$220

$20

09/01/2002 to 08/31/2003

$7,655

$352

$20

09/01/2003 to 08/31/2004

$7,961

$484

$20

09/01/2004 to 08/31/2005

$8,280

$616

$20

Lessee shall have two(2) consecutive options to renew said lease for three (3) years each. Each year a 4% annual escalator will be applied to the prior years rental rates. Lessee must provide a written notice of its election to renew or vacate a minimum of 180 days prior to any lease expiration of the original or renewal periods.

3.  No Other Change. All other provisions of said Lease shall remain the same and shall continue in full force and effect.

4.  Incorporation Into Lease. Landlord and Tenant agree that executed counterparts of this Second Amendment shall be attached to, and become a part of, the respective copies of said Lease now in the possession of each party hereto.

IN WITNESS HEREOF, Landlord and Tenant have duly executed this Second Amendment.

LESSEE:

LESSOR:

GREEN BAY FINANCIAL CORPORATION

WASHINGTON SQUARE GREEN BAY LLC

d\b\a Nicolet National Bank

By: /s/ Bob Atwell, President

By: /s/ Randall P. Alexander

      Bob Atwell, President

      Randall P. Alexander,

      Managing Member

Date: 4/5/02

Date: April 10, 2002

AMENDED EXHIBIT "A"

[AMENDED SCHEMATIC OF LEASED PREMISES]

AMENDED EXHIBIT"B"

DATE OF LEASE:

May 31, 2000

ADDRESS OF LEASED PREMISES:

110 South Washington Street, Green Bay, WI.

LESSOR:

Washington Square Green Bay LLC

LESSEE:

Nicolet National Bank

BASE RENT:

$9.75 per square foot of Premises per year for the first lease year paid in equal monthly installments of $6,153.88 with the first payment due upon September 1, 2000. Base Rent shall increase 4.0 % per year during the original and extended term(s) of the Lease.

SECURITY DEPOSIT:

Lessee shall pay a Security Deposit equal to one month's rent upon Lease signing.

THIRD AMENDMENT TO MULTI-TENANT OFFICE LEASE AGREEMENT
111 NORTH WASHINGTON STREET, GREEN BAY, WISCONSIN
THIS THIRD AMENDMENT TO MULTI-TENANT OFFICE LEASE AGREEMENT (this "Agreement") is made as of this 1st day of October, 2009, by and between NICOLET JOINT VENTURES, LLC ("Landlord") and NICOLET NATIONAL BANK ("Tenant").
RECITALS
A. Landlord and Tenant entered into that certain Multi-Tenant Office Lease Agreement for certain premises located at 111 North Washington Street, Green Bay, Wisconsin, dated as of April 29, 2004, as amended by that First Amendment to Multi-tenant Office Lease Agreement dated December 13, 2005 and that Second Amendment to Multitenant Office Lease Agreement dated August 1, 2006 (as amended, the "Lease").
B. Landlord and Tenant desire to amend the Lease through this Agreement to add to the Premises approximately 4,315 square feet of rentable area on the north-west corner of the second floor of the Building (as defined in the Lease), which additional footage is depicted on Exhibit A attached hereto and. incorporated herein (the "Additional Second Floor Area"). As a result, Tenant will be the sole occupant of the second floor.
C. Landlord and Tenant now desire to amend the Lease to memorialize the terms and conditions of the addition of the Additional Second Floor Area to the Lease.
AGREEMENTS
IN CONSIDERATION of the Recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:
1. Effective as of the date of this Agreement, the Additional Second Floor Area is added to the Lease definition of the "Premises" being leased from Landlord to Tenant. This results in the addition of 4,315 square feet of rentable area to the Premises, for a total of 38,024 square feet of rentable area (i.e. the Premises consists of the entire 1st and 2nd floors of the Building). As a result of the addition of the Additional Second Floor Area, Tenant's Share of Expense Percentage shall be increased to 49.7%. The Additional Second Floor Area shall be delivered by Landlord to Tenant "as is." Base Rent on the Additional Second Floor Area for the balance of the current Lease Year shall be calculated at a rate of $15.16 per square foot of rentable area ($65,415.40 per Lease Year- $5,451.28 per month). Thereafter, Base Rent on Additional Second Floor Area will increase two percent (2%) each Lease Year for the remainder of the Initial Term.
2. Except as amended by this Agreement, the Lease shall remain unmodified and in full force and effect, and Tenant hereby acknowledges and agrees that Landlord is, as of the date of this Agreement, in full compliance under the terms and conditions of the Lease. The Lease and this Agreement may not be amended, except by written agreement entered into by the parties hereto. This Agreement shall binding upon the parties and their respective successors, heirs and assigns.
LANDLORD:
NICOLET JOINT VENTURES, LLC
BY:____________________________
Jeffrey J. Weyers, Manager
TENANT:
NICOLET NATIONAL BANK, a National Bank
Organized Under the Laws of the United
of America
BY:____________________________
Mike E. Daniels, President

EXHIBIT A

(Floor Plan Showing the Additional Second Floor Area)

ADDITIONAL
SECOND FLOOR
AREA
4,315 RSF
EXISTING
NICOLET BANK
N
SECOND FLOOR PLAN

(light shading)	FLOOR COMMON 1,833 USF
(medium shading)	MAJOR PENETRATIONS 1,217 USF
(no shading)	EXISTING NNB SPACE 15,732 RSF
(dark shading)	ADDITIONAL SECOND FLOOR AREA 4,315 RSF

MW\1249354_3WTS:LPK 10/25/05

3

EXHIBIT A
(Floor Plan Showing the Additional Second Floor Area)

111 NORTH WASHINGTON STREET, GREEN BAY, WISCONSIN
OFFICE LEASE AGREEMENT
This Office Lease Agreement is made and entered into as of the Effective Date by and between NICOLET JOINT VENTURES, LLC, a Wisconsin limited liability company, as Landlord, and NICOLET NATIONAL BANK, a national bank organized under the laws of the United States of America, as Tenant.
DEFINITIONS
Capitalized terms used in this Lease have the meanings ascribed to them on the attached EXHIBIT "A".
BASIC TERMS
The following Basic Terms are applied under and governed by the particular section(s) in this Lease pertaining to the following information:
1. Premises: Approximately thirty-eight thousand six hundred seventy (38,670) rentable square feet and located on the first and second floors of the Building located at 111 North Washington Street, Green Bay, Wisconsin 54301. The Premises is depicted on EXHIBIT "C" (See Section 1.1)
2. Lease Term: Fifteen Lease Years (See Section 1.2)
Renewal Options: Three five-year renewals (See Section 1.2.5)
3. Delivery Date: Estimated to be June 14, 2005 (See Section 1.2)
4. Basic Rent:
Years 1-15 Annual Basic Rent per Monthly Installments
rentable square foot of
the Premises
(See the Project Cost/Rent Worksheet attached hereto and incorporated herein as Schedule 1.]
Basic rent shall increase by two percent (2%), compounded annually during the Lease Term, effective on each year anniversary of the Commencement Date.
Renewal Term:
Rent determined in accordance Section 1.2.5
5. Initial Tenant's Share of Expenses Percentage:
Approximately fifty-one percent (51%) (See Section 3. 7)
6. Improvement Allowance:
N/A